Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Suzanne Runald	Charles Messman, Todd Kehrli
Public Relations 949-362-5800 pr@smithmicro.com	MKR Group 323-468-2300 ir@mkr-group.com

SMSI Q4 2011 Earnings

Smith Micro Software Reports Fourth Quarter

and Fiscal Year 2011 Financial Results

Aliso Viejo, CA, February 22, 2012 – Smith Micro Software, Inc. (NASDAQ:SMSI), a leading provider of wireless and mobility solutions, today reported financial results for the fourth quarter and full year ended December 31, 2011.

“Despite lackluster results in 2011, we believe we have repositioned the company to capitalize on a growing list of 2012 sales opportunities,” said William W. Smith Jr., President and CEO of Smith Micro Software. “The announcement of our first commercial deployment of Mobile Network Director validates our unique approach to the critical and global network congestion problem facing wireless operators. Our ability to execute on new revenue opportunities, combined with our ongoing cost containment efforts, makes us optimistic that we will get back to profitability before the end of 2012, and that is our goal.”

Smith Micro reported revenues of $11.2 million for the fourth quarter ended December 31, 2011, a 68% decrease from revenues of $35.3 million reported in the fourth quarter of 2010.

Fourth quarter 2011 gross profit on a GAAP basis was $8.5 million compared to $31.2 million reported in the fourth quarter of 2010. On a non-GAAP basis (which excludes amortization of intangibles and stock compensation), fourth quarter 2011 gross profit was $8.5 million compared to $32.6 for the same quarter last year.

GAAP gross profit as a percentage of revenues was 75.7% for the fourth quarter of 2011 compared to 88.5% for the fourth quarter of 2010. Non-GAAP gross profit as a percentage of revenues was 75.8% for the fourth quarter of 2011 compared to 92.3% for the same quarter last year.

GAAP net loss for the fourth quarter of 2011 was $9.5 million, or $0.27 loss per diluted share compared to GAAP net income of $5.8 million, or $0.16 income per diluted share for the fourth quarter of 2010.

Smith Micro Software Fourth Quarter 2011 Financial Results	Page 2 of 6

Non-GAAP net loss (which excludes amortization of intangibles, stock compensation and non-cash tax expense) for the fourth quarter of 2011 was $4.2 million, or $0.12 loss per diluted share compared to net income of $13.0 million, or $0.37 income per diluted share, for the fourth quarter of 2010.

For the fiscal year ended December 31, 2011, the Company reported revenues of $57.8 million, a 56% decrease from revenues of $130.5 million reported for fiscal year 2010.

Fiscal year 2011 gross profit on a GAAP basis was $44.0 million compared to $115.0 million reported for fiscal year 2010. On a non-GAAP basis (which excludes amortization of intangibles and stock compensation), gross profit was $47.8 million for the fiscal year 2011 compared to $121.0 million for the fiscal year 2010.

GAAP gross profit as a percentage of revenues was 76.2% for fiscal year 2011 compared to 88.1% for the fiscal year 2010. Non-GAAP gross profit as a percentage of revenues was 82.8% for fiscal year 2011 compared to 92.7% for fiscal year 2010.

GAAP net loss for the fiscal year ended December 31, 2011 was $159.6 million, or $4.48 loss per diluted share compared to net income of $12.3 million, or $0.36 income per diluted share for fiscal year 2010. In fiscal year 2011, we took an after-tax impairment charge for goodwill and other long-lived assets and deferred tax allowances of $124.3 million.

Non-GAAP net loss (which excludes amortization of intangibles, stock compensation, impairment of goodwill and long-lived assets, and non-cash tax expense) for the fiscal year ended December 31, 2011 was $23.9 million, or $0.67 loss per diluted share, compared to non-GAAP net income of $33.9 million, or $0.98 income per diluted share for fiscal year 2010.

Total cash and cash equivalents and short-term investments at December 31, 2011 were $46.0 million.

The Company uses a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss) and earnings (loss) per share in the presentation of financial results in this press release. Management believes that this presentation may be more meaningful in analyzing our income generation, since amortization of intangibles from acquisitions, stock-based compensation, goodwill and long-lived asset impairment and non-cash tax expense are excluded from the non-GAAP earnings calculation. Since we are in a loss position, the non-GAAP income tax benefit for the year ended December 31, 2011 was computed by using a tax rate of 37.7% using the Company’s combined U.S. federal, state and foreign

Smith Micro Software Fourth Quarter 2011 Financial Results	Page 3 of 6

statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The tables below present the differences between non-GAAP earnings and net income (loss) on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today to discuss the Company’s fourth quarter and fiscal year 2011 results at 4:30 p.m. ET, February 22, 2011. To access the call dial (800) 762-8779 and when prompted provide the pass code “SMSI.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.smithmicro.com in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro Software, Inc. provides software solutions that simplify, secure and enhance the mobile experience. Our portfolio of products and services spans Connectivity Management, Communications and Content Management solutions. Smith Micro’s solutions include client and server software applications used by the world’s leading wireless operators, device manufacturers and enterprises. For more information about Smith Micro Software (NASDAQ: SMSI), visit smithmicro.com.

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new market opportunities and interest in the company’s products and solutions, and the company’s ability to increase its revenue and regain profitability by capitalizing on these new market opportunities and interest and introducing new products and solutions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance of those technologies, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro, Mobile Network Director, and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Note: Financial Schedules Attached

Smith Micro Software Fourth Quarter 2011 Financial Results	Page 4 of 6

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) - unaudited

	GAAP	Stock Compensation	Amortization	Goodwill & Long-Lived Impairment	Taxes	Non- GAAP
Three Months Ended 12/31/11:
Gross profit	$8,513	$4	$—	$—	$—	$8,517
Income (loss) before taxes	$(11,592)	$1,655	$—	$—	$—	$(9,937)
Net income (loss)	$(9,525)	$1,655	$—	$—	$3,666	$(4,204)
EPS-diluted	$(0.27)	$0.05	$0.00	$0.00	$0.10	$(0.12)
Three Months Ended 12/31/10:
Gross profit	$31,235	$25	$1,310	$—	$—	$32,570
Income before taxes	$5,946	$3,141	$2,078	$—	$—	$11,165
Net income	$5,775	$3,141	$2,078	$—	$2,007	$13,001
EPS-diluted	$0.16	$0.09	$0.06	$0.00	$0.06	$0.37
Twelve Months Ended 12/31/11:
Gross profit	$44,006	$31	$3,775	$—	$—	$47,812
Income (loss) before taxes	$(165,535)	$8,230	$6,084	$112,904	$—	$(38,317)
Net income (loss)	$(159,606)	$8,230	$6,084	$124,257	$(2,836)	$(23,871)
EPS-diluted	$(4.48)	$0.23	$0.17	$3.49	$(0.08)	$(0.67)
Twelve Months Ended 12/31/10:
Gross profit	$114,994	$101	$5,856	$—	$—	$120,951
Income before taxes	$18,511	$11,613	$8,882	$—	$—	$39,006
Net income	$12,346	$11,613	$8,882	$—	$1,038	$33,879
EPS-diluted	$0.36	$0.34	$0.26	$0.00	$0.02	$0.98

Smith Micro Software Fourth Quarter 2011 Financial Results	Page 5 of 6

Smith Micro Software, Inc.

Statements of Operations for the Three and Twelve Months Ended December 31, 2011 and 2010

(in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues	$11,239	$35,274	$57,767	$130,501
Cost of revenues	2,726	4,039	13,761	15,507

Gross profit	8,513	31,235	44,006	114,994
Operating expenses:
Selling and marketing	4,679	7,676	26,594	29,708
Research and development	8,019	11,564	41,711	42,759
General and administrative	5,240	6,064	25,279	24,146
Restructuring expenses	2,200	—	3,184	—
Goodwill and long-lived asset impairment	—	—	112,904	—

Total operating expenses	20,138	25,304	209,672	96,613

Operating income (loss)	(11,625)	5,931	(165,666)	18,381
Interest and other income	33	15	131	130

Income (loss) before taxes	(11,592)	5,946	(165,535)	18,511

Income tax expense (benefit)	(2,067)	171	(5,929)	6,165

Net income (loss)	$(9,525)	$5,775	$(159,606)	$12,346

Earnings (loss) per share:
Basic	$(0.27)	$0.17	$(4.48)	$0.36
Diluted	$(0.27)	$0.16	$(4.48)	$0.36
Weighted average shares outstanding:
Basic	35,696	34,540	35,617	34,204
Diluted	35,696	35,111	35,617	34,615

Smith Micro Software Fourth Quarter 2011 Financial Results	Page 6 of 6

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash & cash equivalents	$7,475	$17,856
Short term investments	38,497	54,694
Accounts receivable, net	8,525	29,812
Income tax receivable	8,293	2,872
Inventory, net	309	370
Prepaid and other assets	1,138	1,167
Deferred tax asset	8	2,565

Total current assets	64,245	109,336
Equipment & improvements, net	15,482	11,623
Goodwill	—	94,231
Intangible assets, net	—	19,459
Other assets	214	243

TOTAL ASSETS	$79,941	$234,892

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,181	$4,592
Accrued liabilities	7,641	8,444
Deferred revenue	703	1,667

Total current liabilities	11,525	14,703
Long-term liabilities	3,546	197
Deferred tax liability	10	1,727

Total non-current liabilities	3,556	1,924
Stockholders’ Equity:
Common stock	36	35
Additional paid in capital	207,927	201,702
Accumulated other comprehensive loss	(35)	(10)
Accumulated earnings (deficit)	(143,068)	16,538

Total stockholders’ equity	64,860	218,265

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$79,941	$234,892